UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 19, 2012
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Sun Communities, Inc. (the “Company”) held its Annual Meeting of Shareholders on July 19, 2012.  The votes cast with respect to each item of business properly presented at the meeting are as follows:

(a)Proposal 1 – Election of Directors:

Shareholders elected two directors to serve until the 2015 Annual Meeting of Shareholders (or until their successors shall have been duly elected and qualified), as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Paul D. Lapides	19,306,161	435,609	18,129	4,068,623
Robert H. Naftaly	19,326,064	416,207	17,628	4,068,623

(b)Proposal 2 – Ratification of Appointment of Independent Registered Accountants:

Shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, as follows:

Votes For	Votes Against	Abstentions
23,760,245	47,891	20,386

(c)Proposal 3 – Non-binding Advisory Vote on Executive Compensation:

Shareholders approved the non-binding advisory vote on executive compensation, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,365,738	355,669	38,492	4,068,623

(d)Proposal 4 – First Amended and Restated 2004 Non-Employee Director Option Plan:

Shareholders approved the Company’s First Amended and Restated 2004 Non-Employee Director Option Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,182,467	536,185	41,247	4,068,623

The First Amended and Restated 2004 Non-Employee Director Option Plan amends and restates in its entirety the Company’s 2004 Non-Employee Director Stock Option Plan. Effective upon the shareholders’ approval of the First Amended and Restated 2004 Non-Employee Director Option Plan, the Company’s Second Amended and Restated 1993 Stock Option Plan was terminated.

A copy of the First Amended and Restated 2004 Non-Employee Director Option Plan is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
10.1	First Amended and Restated 2004 Non-Employee Director Option Plan#
__________________
#    Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: July 25, 2012	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

EXHIBIT #	DESCRIPTION
10.1	First Amended and Restated 2004 Non-Employee Director Option Plan#

__________________
#    Management contract or compensatory plan or arrangement